UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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BNY MELLON MUNICIPAL BOND INFRASTRUCTURE FUND, INC.
(Names of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BNY MELLON MUNICIPAL BOND INFRASTRUCTURE FUND, INC. (DMB)

Presentation to Institutional Shareholder Services (ISS)

August 10, 2026

For Use with Financial Professionals and Institutional Investors Only. Not for Use with the General Public.

BNY | INVESTMENTS

CONTENTS

DMB Fund Overview

Consistently Putting Shareholders First Since 2013

BNY Mellon Municipal Bond Infrastructure Fund, Inc. (DMB) was established in April 2013. It is a diversified, closed-end management investment company.

Investment Objective	DMB's investment objective is to provide as high a level of current income exempt from regular federal income tax as is consistent with the preservation of capital.
Investment Strategy	Under normal circumstances, the fund will invest at least 80% of its managed assets in municipal bonds issued to finance infrastructure sectors and projects in the United States.
Portfolio Managers	Jeffrey Burger, CFA and Thomas Casey are DMB's primary portfolio managers, positions they have held since April 2013. Messrs. Burger and Casey are both senior portfolio managers for tax-sensitive strategies at Insight North America, LLC, DMB's sub-adviser. For additional information about DMB, including historical performance, please see the Fund's most recent quarterly fact sheet, included as Appendix B to this presentation.

Sub-Adviser Overview

Investment Strategies from Leader in Fixed Income Industry

DMB is advised by BNY Mellon Investment Adviser, Inc. and sub-advised by Insight North America LLC, both of which are subsidiaries of The Bank of New York Mellon Corporation.

Insight INVESTMENT Insight Investment is a leading global fixed income asset manager with a differentiated approach seeking to deliver consistent outcomes for clients	**$839.3B** Assets Under Management[1]	**#1** Leader in Fixed Income by Consultants[2]	**#1** Global Leader in LDI Solutions[3]
BNY | INVESTMENTS BNY Investments is made up of specialty investment managers delivering focused products to clients	**$2.2T** Assets Under Management[4]	**7th** Largest US Institutional Money Manager[5]	**TOP 15** Global Asset Manager[6]
BNY Clients benefit from BNY's global scale, financial strength and industry leadership with more than 240 years of history	**$62.6T** Assets Under Custody and/or Administration[4]	**20%** Touches Approximately 20% of the World's Investable Assets[7]	**G-SIB** Global Systemically Important Bank[8]

[1] As of June 30, 2026. Assets under management (AUM) are represented by the value of the client's assets and liabilities Insight is asked to manage. Insight North America (INA) is part of 'Insight' or 'Insight Investment', the corporate brand for certain asset management companies operated by Insight Investment Management Limited including, among others, Insight Investment Management (Global) Limited (IIMG), Insight Investment International Limited (IIIL) and Insight Investment Management (Europe) Limited (IIMEL). [2] Overall Quality Index results from Greenwich Associates' 2025 UK survey Results are based on interviews with 8 UK consultants evaluating fixed income managers. Greenwich Quality Index (GQI) scores for each evaluator range from 1,000='Excellent' to 0='Poor' with a population mean of 500. Greenwich Quality Index Overall is a composite of Investment and Service scores. The rankings and awards presented above were given to Insight Investment Management (Global) Limited, an affiliate company of Insight North America and Insight Investment International Limited. [3] Source: P&I 'Largest Money Managers' survey, published June 16, 2025. Insight is ranked number one for total worldwide AUM as of December 31, 2024, for the 'Managers of LDI Strategies' and 'Managers of LDI Strategies for Retirement Plans' categories. [4] BNY as of June 30, 2026. [5] Pensions & Investments (P&I), June 2025; ranked by total worldwide institutional AUM, as of December 31, 2024. [6] P&I, November 2025. Ranked by total AUM as of December 31, 2024. [7] Securities Industry and Financial Markets Association (SIFMA) and BNY calculations, as of March 2026. [8] Financial Stability Board (FSB) as of November 2025. Consists of a set of policy measures, including stringent risk management protocols, to address the systematic and moral hazard risks associated with being a systemically important financial institution whose failure might trigger a financial crisis. Compensation was not provided for these surveys or rankings.

Providing Consistent, Attractive Income to Shareholders Over Time

The Fund's Investment Objective is Designed to Provide for Shareholders' Financial Futures, Not Short-Term Gains

Strategy is Intended to Provide Consistent, Reliable and Long-Term Income to Shareholders

- The Fund is designed to be a long-term investment which helps shareholders plan for their financial future by providing consistent, attractive income through multiple market cycles.
- The Fund offers a broad opportunity for diversification and exposure to an asset class and strategy that long-term shareholders would not normally be able to access.
- The Fund has been established to provide shareholders an investment structure that can deliver income and preserve capital with liquidity provided through an exchange listing.

DMB

- Seeks to provide investors a monthly federal tax-exempt dividend by investing in a mix of high quality and high yielding municipal bonds.
- With an emphasis on infrastructure, investors participate in the rebuilding of America's roads, bridges and common projects. Many of these bonds are revenue bonds generating their yield from taxes or tolls.
- With yield scarce across many bond securities, investors may be drawn to municipal bonds because of their local government appeal and tax-exempt status.
- The management team is very experienced at investing in municipal bonds and has managed the fund since its inception in 2013.
- May be appropriate as a more focused infrastructure municipal bond holding within diversified portfolios.

Providing Consistent, Attractive Income to Shareholders Over Time

The Fund's Investment Objective is Designed to Provide for Shareholders' Financial Futures, Not Short-Term Gains

	10-Year Average Monthly Dividend	10-Year Total Distributed Dividend	Return of Capital (Since Inception)	Recent Monthly Dividend Increases
BNY Mellon Municipal Infrastructure Fund, Inc. (DMB)	**$ 0.047**	**$ 5.65**	**NONE**	**April 2025** (0.030 to 0.038) **October 2025** (0.038 to 0.042) **April 2026** (0.042 to 0.050)

- Over the past ten years, the average **monthly distribution** that DMB's shareholders received was **$0.047** per share.
- DMB has **increased** its monthly dividend rate **three times** since April 2025.
  - The dividend has increased by **$0.02** or **66.7% in the latest 15 months**.
- DMB has **never paid a Return of Capital** since its inception, instead only distributing earned income to shareholders.
  - The Morningstar universe of National Municipal closed-end funds has an average of **53 cents** a share as a **return of capital** over the past 3 years through June 2026.

Note: 10-year period runs from August 2016 though July 2026.
Morningstar universe comprised of US CE High Yield Muni, US CE Muni National Long and US CE Muni National Intermediate categories.

Why Change Is Not Warranted – Discount Management

Discount Has Narrowed and Recently Improved Versus Broadridge-Selected 15c Peer Group

DMB Premium/Discount vs Peer Group Average


0.0%
-2.0%
-4.0%
-6.0%
-8.0%
-10.0%
-12.0%
-14.0%
-16.0%
-18.0%
April 2025
Dividend Increase
December 2025
Dividend Increase
April 2026
Dividend Increase
Jul-23
Aug-23
Sep-23
Oct-23
Nov-23
Dec-23
Jan-24
Feb-24
Mar-24
Apr-24
May-24
Jun-24
Jul-24
Aug-24
Sep-24
Oct-24
Nov-24
Dec-24
Jan-25
Feb-25
Mar-25
Apr-25
May-25
Jun-25
Jul-25
Aug-25
Sep-25
Oct-25
Nov-25
Dec-25
Jan-26
Feb-26
Mar-26
Apr-26
May-26
Jun-26
DMB
Peer Group Average

The Fund's Board of Directors regularly engages in review of the Fund's discount, including discount management options, as appropriate.

Source: Morningstar Direct, as of June 30, 2026. See Appendix D for list of peers.

Why Change Is Not Warranted - Discount Management

DMB Discount Has Narrowed During the Same Period that Discounts on Funds Managed by Saba Have Widened

Saba has not demonstrated an ability to manage discounts on their own CEFs


0.00
-2.00
-4.00
-6.00
-8.00
-10.00
-12.00
-14.00
-16.00
2025-05-30
2025-06-30
2025-07-31
2025-08-31
2025-09-30
2025-10-31
2025-11-30
2025-12-31
2026-01-30
2026-02-27
2026-03-31
2026-04-30
2026-05-31
2026-06-30
-6.91
-10.61
-11.83
DMB
BRW
SABA

Source: Morningstar Direct, as of June 30, 2026.

Why Change Is Not Warranted - Performance

Performance Versus Lipper General & Insured Muni Debt Funds (Leveraged) Category Average

DMB has outperformed its Lipper category average on a NAV basis and long-term investors have also outperformed the Lipper category average on a market basis.


DMB NAV Return vs Lipper Category Average
12.00%
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
-2.00%
10.95%
9.57%
4.03%
4.09%
-0.13%
-0.57%
2.35%
1.78%
1 Year
3 Year
5 Year
10 Year
DMB
Lipper Average


DMB Market Return vs Lipper Category Average
16.00%
14.00%
12.00%
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
-2.00%
-4.00%
13.22%
13.93%
5.00%
7.15%
-1.37%
-0.87%
2.05%
1.88%
1 Year
3 Year
5 Year
10 Year
DMB
Lipper Average

Source: BNY, Morningstar Direct, Lipper as of June 30, 2026. See Appendix D for list of peers.

Shareholders are Voting on Two Proposals at DMB's Annual Meeting

The Fund's Board of Directors has Consistently Taken a Fund-First Approach, Making a Change in Directors Unnecessary

The Fund has prepared and submitted its proxy statement with two proposals for shareholders' consideration:

Fund Proposal 1	**ELECTION OF THREE DIRECTOR NOMINEES** The Fund's Board of Directors is recommending a vote FOR Joseph S. DiMartino, Isabel P. Dunst, Benaree Pratt Wiley, each of whom have been nominated by the Nominating Committee of the Fund's Board, to serve for three-year terms and until their respective successors are duly elected and qualified.
Fund Proposal 2	**BOARD DECLASSIFICATION PROPOSAL** The Fund's Board of Directors has submitted a proposal to amend the Fund's Charter in order to declassify the Fund's Board, which is the result of a non-binding prior proposal put forth at the 2025 annual shareholder meeting by an activist investment firm managed by Saba Capital Master Fund, Ltd. (the "Saba Activist Hedge Fund"). The Board has recommended that shareholders vote against the proposal.

The Saba Activist Hedge Fund has submitted its own proxy statement with two proposals:

Saba Activist Hedge Fund Proposal 1	**ELECTION OF DIRECTOR NOMINEE** The Saba Activist Hedge Fund is nominating its own director nominee.
Saba Activist Hedge Fund Proposal 2	**BOARD DECLASSIFICATION PROPOSAL** The Saba Activist Hedge Fund is recommending a vote for the Board declassification proposal.

Proposal 1 - Why Change Is Not Warranted

The Fund's Board of Directors has Consistently Taken a Fund-First Approach, Making a Change in Directors Unnecessary

Fund's Board of Directors is Best Positioned to Continue Protecting Long-Term Shareholders' Interests

The Board of Directors of DMB, including the Board Nominees of the Fund, have demonstrated their ability to consistently deliver value to shareholders. The stewardship of the Fund's Board of Directors has led directly to the success the Fund has experienced:

Strong Fund Performance

The **Fund has outperformed its benchmark**, the Bloomberg U.S. Municipal Bond Index, on a net asset value basis for six of the past ten calendar years. The Fund has a history of strong returns.

Consistent Distributions without Return of Capital

The Fund's Board of Directors has **never permitted a return of capital to be paid to shareholders.** The Fund has paid an average monthly dividend of $0.047 to shareholders over the past 10 years, with three increases over the last 15 months.

Continuous Investment Program

The Fund's **experienced portfolio management team,** having managed the Fund since inception, provides continuity of investment process for shareholders. Moreover, the investment team has **doubled the size of its municipal credit research team over the past two years**, strengthening its ability to drive credit diversification, sector allocation and high-quality bond selection with resilient cash flows and attractive relative value.

Proposal 1 - Why Change Is Not Warranted

The Fund's Board of Directors has Consistently Taken a Fund-First Approach, Making a Change in Directors Unnecessary

The Fund's Board of Directors maintain strong corporate governance standards, as evidenced by their independent Board composition, shareholder-friendly practices, and comprehensive committee-level risk oversight:

Advisory Board Member	The Fund's Board of Directors appointed an Advisory Board member, Tamara Belinfanti. Ms. Belinfanti attends Board meetings and provides an additional voice for shareholders. She was chosen due to her **extensive background in corporate governance matters**, particularly shareholder rights and stewardship.
Fresh Perspectives	The Fund's Board of Directors has consistently added new Board members who can bring fresh perspectives. Prior to Ms. Belinfanti's appointment in 2021, the Board appointed Andrew J. Donohue in 2019.
Independent Board	Each of the Fund's Directors is **classified as independent** from the Fund's adviser, sub-adviser, and The Bank of New York Mellon Corporation.
Shareholder Voice	The Fund **maintains a plurality vote standard for all Director elections** to ensure shareholders' voices are heard.
Shareholder-Friendly By-Laws	The Board of Directors has chosen **not to adopt a control share provision** in the Fund's by-laws, despite being a Maryland corporation.
Committee Governance	The Independent Directors of the Fund maintain **independent risk oversight** through Litigation, Audit, Nominating and Compensation Committees.

Proposal 1 - Why Change Is Not Warranted

The Fund's Board of Directors has Consistently Taken a Fund-First Approach, Making a Change in Directors Unnecessary

The Fund is led by an effective, experienced and diverse Board of Directors that puts shareholders first, as evidenced by the successes the Fund has experienced that enables it to provide reliable distributions that shareholders count on.

In summation, a change to the Fund's Board of Directors is not warranted for the following reasons:

The Fund's discount has narrowed by approximately 50% (49.49%) since 2024 year-end.

Three recent dividend increases add to a history of consistent monthly income distributions without the need for a return of capital.

The Fund's 1-year performance on a NAV and Market Value basis is beating its benchmark, the Bloomberg U.S. Municipal Bond Index.

The Fund has strong corporate governance from a Board of Directors with the skills and requisite experience to act in the best interest of all shareholders. The Board has not adopted control share provisions in the Fund's by-laws, the Board is elected via a plurality vote standard, and the Board is 100% independent from Fund management.

The investment team has doubled the size of its municipal credit research team over the past two years, strengthening its ability to drive disciplined credit diversification, sector allocation and high-quality bond selection with resilient cash flows and attractive relative value, while overweighting higher-yielding parts of the curve enhances the portfolio's overall yield profile.

Discount Information: December 31, 2024 DMB (-13.68%); June 30, 2026 DMB (-6.91%)

Proposal 2 - Why Change Is Not Warranted

The Board's Decision to Include Proposal 2 is Another Example of the Board's Continued Commitment to Shareholders

Fund's Board of Directors, Despite Knowing the Importance of Classified Boards for Closed-End Funds, is Responsive to all Shareholders

In 2025, an activist shareholder put forward a **non-binding proposal** to ask that the Board consider all steps within its power to declassify the Board.

Despite only 40% of the Fund's outstanding shares voting in favor of the proposal, and the non-binding nature of the proposal not requiring the Board to take any action, the Fund's Board of Directors **focuses on serving all of the Fund's shareholders**.

Therefore, the Board approved the next step of including the proposal to amend the Fund's charter for consideration at this year's annual shareholder meeting.

Proposal 2 - Why Change Is Not Warranted

The Board's Decision to Include Proposal 2 is Another Example of the Board's Continued Commitment to Shareholders

After careful consideration, the Fund's Board of Directors is against this proposal for the following reasons:

Classified Boards Promote Stability and Continuity In a Complex Investment Vehicle

Closed-end funds are complex. A classified Board remains comprised of qualified and experienced directors familiar with DMB's operations, investment strategy and regulatory requirements, enhancing long-term planning.

Classified Boards Enhance Independence and Provide Protection

A classified Board ensures that independence from management is maintained. It also provides independence and protection from dissident shareholders whose agendas may be contradictory to long-term interests of the Fund and its shareholders.

Directors on Classified Boards are Just as Accountable as Directors Elected Annually

Directors elected to three-year terms are just as accountable as directors elected annually, since all directors are required to uphold their fiduciary duties to the Fund and its shareholders regardless of the length of their terms.

Appendix A – DMB Board Nominees

Joseph S. DiMartino, Isabel P. Dunst, Benaree Pratt Wiley







Joseph S. DiMartino (Director of DMB since 2013)
Mr. DiMartino is the Chairman of the Board of the funds in the BNY Mellon Family of Funds. From 1971 through 1994, Mr. DiMartino served in various roles as an employee of The Dreyfus Corporation, including portfolio manager, President, Chief Operating Officer and a director.

Isabel P. Dunst (Director of DMB since 2014)
Ms. Dunst practiced law for over 40 years. Half of her career was spent at the U.S. Department of Health and Human Services, and she most recently was Senior Counsel to Hogan Lovells LLP, where she was also a partner of the firm for over 25 years. She is a member of the Board of Governors of the Hebrew Union College Jewish Institute of Religion.

Benaree Pratt Wiley (Director of DMB since 2013)
Ms. Wiley is a corporate director and trustee. For fifteen years, Ms. Wiley was the President and Chief Executive Officer of The Partnership, Inc. She served on the Board of CBIZ (NYSE:CBZ) from 2008 to May 2026.

Appendix A – DMB Board Members Participating in ISS Meeting

Robin A. Melvin, Francine J. Bovich, Tamara Belinfanti*



Robin A. Melvin
(Director of DMB since 2014)
Ms. Melvin served as Co-Chair of Mentor Illinois, a non-profit organization, from 2014 to 2020, and as a Board member from 2013 to 2020. She also serves on the Boards of Trustees of HPS Corporate Lending Fund and HPS Corporate Capital Solutions Fund. Ms. Melvin serves as the Chair of the Fund's Nominating Committee.



Francine J. Bovich
(Director of DMB since 2015)
Ms. Bovich currently serves as a Trustee for The Bradley Trusts and served as a Director of Annaly Capital Management, Inc. from 2014 to 2025. She currently serves as a member of the Investment Committee for Connecticut College's endowment fund and served as Chair of the Investment Sub Committee until June 2020.



Tamara Belinfanti
(Advisory Board Member of DMB since 2021)
Ms. Belinfanti serves as the Lester Martin Professor of Law at New York Law School, where her scholarship focuses on corporate governance system design and the relationship between corporations and communities. She has written on corporate governance in the context of the proxy advisory industry, and most recently, shareholder rights and stewardship.

*Ms. Belinfanti became an advisory board member of the Fund in September 2021.

Appendix A – DMB Continuing Board Members

Andrew J. Donohue, J. Charles Cardona, Roslyn M. Watson, Nathan Leventhal



Andrew J. Donohue
(Director of DMB since 2019)
Mr. Donohue, who has worked as a solo law practitioner since 2019, has over 40 years of experience in the investment funds industry, in both senior government and private sector roles. Mr. Donohue served as Chief of Staff to the Chair of the SEC, from 2015 to 2017, and previously served as the Director of the SEC's Division of Investment Management, from 2006 to 2010.



J. Charles Cardona
(Director of DMB since 2014)
Mr. Cardona has been the Chairman of the Board of the funds in the BNY Mellon ETF Trust since 2020 and the funds in the BNY Mellon ETF Trust II since 2024. From 1981 to 2016, Mr. Cardona served in various roles in MBSC Securities Corporation, including Chairman and Executive Vice President. From 2013 until 2016, Mr. Cardona was the President and a Director of The Dreyfus Corporation.



Roslyn M. Watson
(Director of DMB since 2014)
Ms. Watson has been a business entrepreneur in commercial and residential real estate for over 15 years. She currently serves as President and Founder of Watson Ventures, Inc., a real estate development investment firm, and her board memberships include American Express Bank, The Hyams Foundation, Inc. (emeritus) and Simmons College.



Nathan Leventhal
(Director of DMB since 2013)
Mr. Leventhal served in a number of senior positions in New York City Government, as well as a Commissioner of the New York City Planning Commission. He is a former partner in the law firm Poletti Freidin Prashker Feldman & Gartner. He is currently President Emeritus of the Lincoln Center for the Performing Arts.

Appendix B – DMB Fund Fact Sheet

BNY Mellon Municipal Bond Infrastructure Fund, Inc.

Fact Sheet | June 30, 2026

Ticker: **DMB**

Goal: The fund seeks to provide investors a monthly federal tax-exempt dividend by investing in a mix of high quality and high yielding municipal bonds.

Inception Date
4/26/13

Net Assets
$293,209,201

Managed Assets[1]
$335,794,201

Total Leverage[2]
35.02%

NAV 6/30/26
$11.86

Market Price 6/30/26
$11.04

Premium/Discount[4]
-6.91%

Average Daily Volume (in shares)[5]
12,161

Shares Outstanding (Common Stock)
18,405,973

52-Week Low/High (Market Price)
$9.87-$11.27

Holdings[6]
205

Average Effective Maturity[6,7]
19.33 years

Weighted Average Coupon[6,8]
5.32%

Distribution Frequency
Monthly

Morningstar Category
High Yield Municipal

Distribution Rate (Market Price)[9]
5.43%

Investment Adviser
BNY Mellon Investment Adviser, Inc.

Sub-Adviser
Insight North America LLC

Total Expenses (%)[3]

Class	Gross[†]	Net[††]
Fund	3.26	3.26

Historical Performance


Market Price
NAV
30%
20%
10%
0%
-10%
-20%
-30%
-40%
7.14%
4.52%
-23.08%
-15.91%
2.42%
8.41%
3.87%
2.65%
10.66%
1.67%
2021
2022
2023
2024
2025

Total Returns

Ticker/Inception Date	3 Month (06/30/26)	YTD (06/30/26)	Average Annual (06/30/26) 1 Year	3 Year	5 Year	10 Year	Inception
DMB Market Price 4/26/13	6.11%	2.95%	13.21%	4.99%	-1.39%	2.03%	2.61%
DMB NAV 4/26/13	4.62%	3.85%	10.95%	4.03%	-0.13%	2.35%	3.55%

The performance data quoted represents past performance, which is no guarantee of future results. Share price, yield and investment return fluctuate and an investor's shares may be worth more or less than original cost upon redemption. Current performance may be lower or higher than the performance quoted. Returns are net of fund expenses, and assume reinvestment of distributions. Investors who purchase shares of the fund through a financial professional may separately pay a fee to that service provider. The returns do not reflect broker sales charges or commissions. Performance for periods less than 1 year is not annualized.

[†]Gross expenses is the total annual operating expense ratio for the fund, before any fee waivers or expense reimbursements. [††]Net Expenses is the total annual operating expense ratio for the fund, after any applicable fee waivers or expense reimbursements. The Net Expenses is the actual fund expense ratio applicable to investors.

A fund's **NAV** is the sum of all its assets less any liabilities, divided by the number of shares outstanding. **Market Price** performance is determined using the bid/ask midpoint at 4:00 p.m. Eastern time, when the NAV is typically calculated. Market performance does not represent the returns you would receive if you traded shares at other times.

Distribution History[10]

Ex Date	Distribution per share
4/17/2026	$0.042
5/18/2026	$0.050
6/16/2026	$0.050

NAV is Net Asset Value. **FDIC** is Federal Deposit Insurance Corp. **YTD** is Year to Date. **CFA**® and **Chartered Financial Analyst**® are registered trademarks owned by the CFA Institute. **Yrs** is years. **CEF** is closed-end fund. **IPO** is initial public offering. **DIV** is dividend.

Not FDIC-Insured. Not Bank-Guaranteed. May Lose Value.

BNY | INVESTMENTS

BNY Mellon Municipal Bond Infrastructure Fund, Inc.

Credit Quality[6,11,12,13]

Rating	Fund (%)
AAA	5.14
AA	17.30
A	28.90
BBB	21.08
BB	13.57
B	0.63
Not Rated	13.38
Total	**100.0**

Maturity Distribution[6,13]

Time Period	Fund (%)
< 1 Year	0.37
1 - 3 Years	3.40
3 - 5 Years	1.52
5 - 7 Years	4.53
7 - 10 Years	8.44
10 - 20 Years	24.25
20+ Years	57.49

Top 10 Industries[6,13]

Industry	Fund (%)
Health Care	24.83
Education	15.07
Transportation	13.15
Special Tax	7.34
Utility-Water & Sewer	6.76
Utility-Electric Revenues	6.39
State/Territory General Obligation	5.94
Industrial Revenue	5.50
Housing	5.27
Tobacco	1.85

Portfolio Manager(s)

Thomas Casey
Fund 2013
Industry 1988

Jeffrey Burger, CFA
Fund 2013
Industry 2000

Investors should consider the investment objectives, risks, charges, and expenses of the fund carefully before investing. For more information, call 1-800-373-9387 or visit bny.com/investments

[1]**Managed assets** is the total assets of the fund, including any assets attributable to leverage, minus the fund's accrued liabilities, other than any liabilities or obligations attributable to leverage. [2]**Total Leverage** is the amount of borrowed funds used to purchase assets in order to potentially enhance returns. [3]Expenses include: Management Fee: 0.65%; Other Expenses: 2.61%. Please see the fund's Annual Report for full information on expenses. [4]**Premium/Discount** Shareholders may pay more than net asset value when they buy Fund shares and receive less than net asset value when they sell those shares, because shares are bought and sold at current market prices. [5]**Average Daily Volume** is the average number of shares traded within a day in a given stock. [6]Portfolio composition is as of 6/30/2026 and is subject to change at any time. [7]**Average Effective Maturity** is the weighted average of the effective maturity dates of the fixed-income securities in the fund's holdings. It does not take into account the fund's use of leverage. [8]**Weighted Average Coupon** is calculated from a fund's portfolio by weighing the coupon of each bond by its relative size in the portfolio. Coupons are percentages paid out on a fixed-income security on a periodic basis. [9]**Distribution Rate** represents the latest declared regular distribution, annualized, relative to the market price as of quarter end. Special distributions, including special capital gains distributions, are not included in the calculation. Distributions are sourced entirely from net investment income, unless otherwise noted. [10]There is no guarantee that dividends will be paid. You should not draw any conclusions about the Fund's investment performance from the amount of the fund's distributions. Trading CEFs will also generate tax consequences and transaction expenses. This information is general in nature and is not intended to constitute tax advice. Please consult your own legal or tax professional for more detailed information as it relates to your specific situation. **Past performance does not guarantee future results.** Based on managed assets. [11]Bond ratings reflect the rating entity's evaluation of the issuer's ability to pay interest and repay principal on the bond on a timely basis. Bonds rated BBB/Baa or higher are considered investment grade, while bonds rated BB/Ba or lower are considered speculative as to the timely payment of interest and principal. [12]Credit ratings reflect only those assigned by S&P, Moody's, and/or Fitch. Split-rated securities, if any, are reported in the higher rating category. [13]Source: Insight Investment.

Shares of closed-end funds (CEF) are sold in the open market through a stock exchange. Shares may only be purchased or sold through registered broker/dealers. Closed-end funds, unlike open-end funds, are typically not continuously offered. An investment in CEFs presents a number of risks and is not appropriate for all investors. Investors should carefully review and consider potential risks before investing. Closed End Funds (CEFs) are exposed to much of the same risk as other exchange traded products, including liquidity risk on the secondary market, credit risk, concentration risk and discount risk. Shares of closed-end funds frequently trade at a market price that is below their net asset value. This is commonly referred to as "trading at a discount." This characteristic of shares of closed-end funds is a risk separate and distinct from the risk that the fund's net asset value may decrease.

Risks: Bonds are subject generally to interest-rate, credit, liquidity, call and market risks, to varying degrees. Generally, all other factors being equal, bond prices are inversely related to interest-rate changes and rate increases can cause price declines. **High yield bonds** involve increased credit and liquidity risk than higher-rated bonds and are considered speculative in terms of the issuer's ability to pay interest and repay principal on a timely basis. The use of **derivatives** involves risks different from, or possibly greater than, the risks associated with investing directly in the underlying assets. Derivatives can be highly volatile, illiquid, and difficult to value and there is the risk that changes in the value of a derivative held by the portfolio will not correlate with the underlying instruments or the portfolio's other investments.

The Fund is subject to investment risk, including the possible loss of the entire amount you invest.

This material is for informational purposes only and should not be considered as investment advice or a recommendation of any particular investment, strategy, or investment manager. Please consult with your own tax, legal or financial professional regarding your particular situation.

For additional information on the fund, please refer to the fund's most recent shareholder report.
BNY Mellon Investment Adviser, Inc., Insight North America LLC (the fund's sub-adviser) and BNY Mellon Securities Corporation are subsidiaries of BNY. BNY is the corporate brand of The Bank of New York Mellon Corporation.

MARK-966439-2026-07-13
0805CEF-0626

Appendix C – Closed-End Fund Support

BNY Launched an Enhanced Closed-End Fund Shareholder Education Website in Late 2024 to Support BNY Closed-End Funds


BNY | INVESTMENTS
EXPLORING CLOSED-END FUNDS
Closed-end funds (CEFs) may offer important benefits to investors, including the potential for consistent income, diversification and professional management.
What makes closed-end funds unique?
Pursue higher distribution rates
Intraday liquidity
Access to a broader range of securities
Leverage
Shares trade at a premium or discount


Understanding Closed-End Funds
Despite the name, closed-end funds are not closed to new investors. Shares of closed-end funds can be bought and sold on the open market after a fund's initial public offering.
CLOSED-END FUNDS
INITIAL PUBLIC OFFERING
Fixed number of shares offered at net asset value (NAV)
Predetermined asset base
SECONDARY MARKET
Shares trade at market price, which may be more or less than NAV
Consistent asset base remains the same


Investor Education
Learn more about closed-end fund structures, options and strategies to help guide your investment decisions and goals.
Read more about closed-end funds and how they work:
BNY | INVESTMENTS
EXPLORING CLOSED-END FUNDS
BNY | INVESTMENTS
A CLOSER LOOK AT CLOSED-END FUNDS
Learn more
Learn More

Source: BNY, June 2026. https://www.bny.com/investments/us/en/intermediary/closed-end-funds.html

Appendix D – Broadridge Selected 15c Peers

August 2025 Board Meeting

DMB
BNY Mellon Municipal Infrastructure Fund, Inc.

- abrdn National Municipal Income Fund
- AllianceBernstein National Municipal Income Fund
- BlackRock Investment Quality Municipal Trust, Inc.
- **BNY Mellon Municipal Bond Infrastructure Fund, Inc.**
- DWS Municipal Income Trust
- Federated Hermes Premier Municipal Inc
- Invesco Advantage Municipal Inc Tr II
- Neuberger Berman Municipal Fund Inc.
- PIMCO Municipal Income Fund
- Putnam Municipal Opportunities Trust

Note:
BlackRock Investment Quality Municipal Trust, Inc. and PIMCO Municipal Income Fund have each merged with and into another closed-end fund since their inclusion in the August 2025 peer group.

Appendix E – Portfolio Manager Biographies

Jeffrey Burger, CFA

Senior Portfolio Manager, Municipal Bonds

Jeffrey joined Insight in September 2021 as a senior portfolio manager following the transition of Mellon Investments' fixed income strategies to Insight. He has been in the investment industry since 1998 and joined Mellon Investments in 2009. He is responsible for managing US municipal bond strategies for institutional, high net worth and mutual fund clients, including international clients. Previously, Jeffrey worked at Columbia Management as a portfolio manager and senior research analyst and at Fitch Ratings as a senior-level analyst. Jeff was elected to the Society of Municipal Analysts in 2019 and is a former chairman and member of the executive committee for the National Federation of Municipal Analysts. He is also a past president of the Boston Municipal Analysts Forum. Jeffrey earned an MPA from the Maxwell School of Citizenship and Public Affairs at Syracuse University and a BA degree, cum laude, in Policy Studies and Public Relations from Syracuse University. He is a CFA charterholder and is a member of the CFA Institute.

Thomas Casey

Senior Portfolio Manager, Municipal Bonds

Tom joined Insight in September 2021 following the transition of Mellon Investments' fixed income strategies to Insight. He has been in the investment industry since 1989 and joined Mellon Investments in 1993 as a trader and portfolio analyst on the US Municipal Team. He is now a senior portfolio manager for US municipal bond strategies responsible for managing US Municipal Bond portfolios for institutional, insurance and high net worth clients. Tom worked as an analyst at State Street Bank & Trust Company before joining Mellon Investments. He earned an MBA and a BA from Boston College.

DISCLOSURES

Disclaimers & Disclosures

Important Information about the Funds

This material is not an advertisement and is intended for existing shareholder use only. This document and the information contained herein relates solely to BNY Mellon Municipal Bond Infrastructure Fund, Inc. (DMB). The information contained herein does not relate to, and is not relevant to, any other fund or product advised by BNY Mellon Investment Adviser, Inc. or any of its affiliates. This document is not an offer to sell any securities and is not a solicitation of an offer to buy any securities.

Common shares for the closed-end fund identified above are only available for purchase and sale at current market price on a stock exchange. A closed-end fund's dividend yield, market price and NAV will fluctuate with market conditions. The information for the Fund is provided for informational purposes only and does not constitute a solicitation of an offer to buy or sell Fund shares.

BNY | INVESTMENTS